Exhibit 3.1

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

CRYSTALLEX INTERNATIONAL CORPORATION

Corporate name / Dénomination sociale

                          345631-5

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 178 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

Marcie Girouard

Director / Directeur

2012-06-25

Date of Amendment (YYYY-MM-DD)

Date de modification (AAAA-MM-JJ)

Form 4	Formulaire 4
Articles of Amendment	Clauses modificatrices
Canada Business Corporations Act	Loi canadienne sur les sociétés par
(CBCA) (s. 27 or 177)	actions (LCSA) (art. 27 ou 177)

1	Corporate name

Dénomination sociale

CRYSTALLEX INTERNATIONAL CORPORATION

2	Corporation number

Numéro de la société

345631-5

3	The articles are amended as follows

Les statuts sont modifiés de la façon suivante

The corporation amends the description of classes of shares as follows:

La description des catégories d’actions est modifiée comme suit :

See attached schedule / Voir l’annexe ci-jointe

4	Declaration: I certify that I am a director or an officer of the corporation.

Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par Robert A. Fund
Robert A. Fund
416-203-2448

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

SCHEDULE 1

The articles of the Corporation are hereby amended as follows:

1. the first series of Class A Preference shares shall consist of one hundred (100) shares which shall be designated as Class A preference shares, Series 1 (the “Series 1 Shares”);

2. subject to the requirements of the Canada Business Corporations Act as now enacted or as the same may from time to time be amended, re-enacted or replaced (the “Act”) and in addition to the rights, privileges, restrictions and conditions attaching to the Class A Preference shares of the Corporation as a class, the rights, privileges, restrictions and conditions attaching to the Series 1 Shares are as set out in Schedule A annexed hereto;

3. the first series of Class B Preference shares shall consist of thirty-five thousand (35,000) shares which shall be designated as Class B Preference shares, Special LAC Series (the “Special LAC Shares”); and

4. subject to the requirements of the Act and in addition to the rights, privileges, restrictions and conditions attaching to the Class B Preference shares of the Corporation as a class, the rights, privileges, restrictions and conditions attaching to the Special LAC Shares are as set out in Schedule B annexed hereto.

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SCHEDULE A

Series 1 Shares

1.	Definitions

Terms which are capitalized and used herein and defined in the Senior Secured Credit Agreement shall have the meanings ascribed thereto in the Senior Secured Credit Agreement; and the following terms have the following meanings:

(a)	“Act” means the Canada Business Corporations Act, and any statute that may be substituted in its place, as from time to time amended.

(b)	“Redemption Amount” means, in respect of each Series 1 Share then issued, $1.00.

(c)	“Senior Secured Credit Agreement” means the senior secured credit agreement, dated as of April 23, 2012, between the Corporation and Tenor Special Situation Fund I, LLC, as assigned by Tenor Special Situation Fund I, LLC to Tenor KRY Coöperatief U.A., as amended, supplemented or otherwise modified from time to time.

2.	Voting Rights

Until the Cessation Date, the holders of the Series 1 Shares will be entitled to receive notice of and attend all meetings of shareholders of the Corporation and to vote at such meetings only on the basis set out in this paragraph 2.

The holders of the Series 1 Shares shall have as a series the right, voting exclusively and separately as a series, on the basis of one (1) vote per Series 1 Share, to nominate and elect two (2) of the directors of the Corporation.

At any meeting of holders of Series 1 Shares as a series (or of holders of the Class A Preference shares as a class), each such holder shall be entitled to one (1) vote per Series 1 Share; but the holders of the Series 1 Shares shall not have any other voting rights except as expressly provided herein or as provided under the Act.

3.	Dividends

The holders of the Series 1 Shares, as such, will not be entitled to receive dividends.

4.	Redemption at the Option of the Corporation

Subject to the Act and upon giving notice as hereinafter provided, the Corporation may redeem all (but not less than all) of the outstanding Series 1 Shares at any time after the Cessation Date, and such redemption shall entitle the holders of the Series 1 Shares to the Redemption Amount per share.

Unless all the holders of the Series 1 Shares to be redeemed have waived the notice period in writing in respect of a redemption of the Series 1 Shares by the Corporation, the Corporation shall give not less than ten (10) days’ notice in writing of the redemption by mailing such notice to the registered holders of the Series 1 Shares, specifying the date and place or places of redemption.

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If notice of the redemption is given by the Corporation in the manner aforesaid and an amount sufficient to redeem the Series 1 Shares is deposited with any trust company or chartered bank in Canada, as specified in the notice, on or before the redemption date, the Series 1 Shares shall be deemed to be redeemed on the redemption date and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon surrender of the certificate or certificates for such Series 1 Shares, to receive payment therefor out of the moneys so deposited. Any interest earned on any such deposit shall belong to the Corporation.

5.	Rights on Liquidation, Dissolution, etc.

In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of the Series 1 Shares shall be entitled, for each such share held by such holder, to receive out of the property and assets of the Corporation, before any amount shall be paid or any property or assets of the Corporation distributed to the holders of the common shares, Class B Preference shares or any other shares of the Corporation ranking after the Series 1 Shares, the Redemption Amount.

After payment to the holders of the Series 1 Shares of the amount provided above, they shall not be entitled, as such, to share in any further distribution of the property or assets of the Corporation.

6.	Restriction on Creation of Shares

So long as any of the Series 1 Shares are outstanding, the Corporation shall not, without the approval of the holders of the Series 1 Shares, create any additional Series 1 Shares.

7.	Shareholder Approvals

In addition to the requirements of the Act, the rights, privileges, restrictions and conditions attaching to the Series 1 Shares may only be amended or modified with the prior approval of all the holders of the Series 1 Shares.

8.	Purchase for Cancellation

The Corporation may, at any time and from time to time, purchase for cancellation the whole or any part of the Series 1 Shares at the lowest price at which, in the opinion of the directors, such shares are obtainable, with the consent of those holders of Series 1 Shares whose shares the Corporation is proposing to purchase (which consent may be unreasonably withheld); provided however that notwithstanding the foregoing all Series 1 Shares shall be purchased if so required pursuant to and in accordance with section 3.1.4 of the conversion and voting agreement made as of June 25, 2012 between the Corporation and Tenor KRY Coöperatief U.A.

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SCHEDULE B

Special LAC Shares

1.	Definitions

Terms which are capitalized and used herein and defined in the Senior Secured Credit Agreement shall have the meanings ascribed thereto in the Senior Secured Credit Agreement; and the following terms have the following meanings:

(a)	“Act” means the Canada Business Corporations Act, and any statute that may be substituted in its place, as from time to time amended.

(b)	“Senior Secured Credit Agreement” means the senior secured credit agreement dated as of April 23, 2012, between the Corporation and Tenor Special Situation Fund I, LLC, as assigned by Tenor Special Situation Fund I, LLC to Tenor KRY Coöperatief U.A., as amended, supplemented or otherwise modified from time to time.

2.	Voting Rights

The holders of the Special LAC Shares will be entitled to receive notice of and attend all meetings of shareholders of the Corporation and to vote at such meetings only on the basis set out in this paragraph 2.

The holders of the Special LAC Shares shall have:

(a)	as a series the right, voting exclusively and separately as a series, on the basis of one (1) vote per Special LAC Share, to nominate and elect two (2) of the directors of the Corporation;

(b)	from and after September 1, 2012 (but not before such date), on all matters requiring the vote of shareholders of the Corporation (other than the election of directors), including without limitation all such matters on which the holders of common shares of the Corporation are entitled to vote, and subject to the Act, the right to vote on the basis of such number of votes per Special LAC Share (including a fraction) equal to “V” divided by the number of then issued and outstanding Special LAC Shares, where “V” is determined by the following formula:

V	=	(A ÷ Q) - A

where,

Q	=	(100 - P) ÷ 100

P	=	L x 0.001

A	=	the number of common shares entitling the holder thereof to vote which are issued and outstanding at the relevant time

L	=	the number of Special LAC Shares issued and outstanding at the relevant time, which number in any event cannot exceed 35,000; and

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(c)	at any meeting of holders of Special LAC Shares as a series (or of holders of the Class B Preference shares as a class), each such holder shall be entitled to one (1) vote per Special LAC Share; but the holders of the Special LAC Shares shall not have any other voting rights except as expressly provided herein or as provided under the Act.

3.	Dividends

The holders of the Special LAC Shares and the holders of the common shares shall be entitled to share, pari passu, in any dividends, as and when declared by the Board of Directors, on the basis that the holders of the Special LAC Shares will be entitled to receive an amount per share equal to one one-thousandth of a percent (0.001%) of the aggregate amount of any dividend declared, and the holders of the common shares will be entitled to receive the remaining amount of such dividend. No dividend shall be declared or paid on the common shares or the Special LAC Shares unless a dividend is also declared or paid, as the case may be, on the other of them at the same time on the basis set out above.

4.	Redemption

The Corporation shall not have any right to redeem any of the Special LAC Shares.

5.	Conversion at the Option of the Holder

The holders of the Special LAC Shares will have the right, at their sole option, exercisable at any time and from time to time from and after September 1, 2012 (but not before such date), to convert each Special LAC Share into that number of common shares as is represented by ‘N’, determined by the following formula:

N	=	(D ÷ Q) - D

where,

Q	=	(100 - P) 4 ÷ 100

P	=	L x 0.001

D	=	the number of common shares (on a fully diluted, as converted, basis, including without limitation warrants, options and other convertible securities (including without limitation convertible debt of any kind, whether then exercisable or not, and whether contingent or otherwise)) issued and outstanding at the relevant time, but not including any equity issued (including securities convertible into equity whether then exercisable or not and whether contingent or otherwise) pursuant to any New Equity Raise

L	=	the number of Special LAC Shares to be converted into common shares.

Upon the exercise of the foregoing right of conversion, the stated capital accounts maintained for each of the Special LAC Shares and the common shares shall be adjusted in the manner required by the Act. The conversion right provided for in this paragraph may be exercised by notice in writing given to the Corporation at the registered office of the Corporation, accompanied by the certificate or certificates representing the Special LAC Shares to be converted in respect of which the holder thereof desires to exercise such right of conversion and such notice shall be executed by the person registered on the books of the Corporation as the holder of such Special LAC Shares to be converted in respect of which such right is being exercised or by such holder’s duly authorized attorney and shall specify the number

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of Special LAC Shares which the holder desires to have converted. As soon as practicable from receipt of such notice and in any event within three (3) Business Days thereof, the Corporation shall issue certificates representing the converted shares upon the basis above prescribed and in accordance with the provisions hereof to the registered holder of the Special LAC Shares to be converted represented by the certificate accompanying such notice. If less than all of the Special LAC Shares held by the holder exercising its, his or her right hereunder represented by any certificate are to be converted, such holder shall be entitled to receive a new certificate for the Special LAC Shares representing the Special LAC Shares comprised in the original certificate which are not to be converted. All converted shares resulting from any conversion provided for herein shall be fully paid and non-assessable. The Corporation shall not be required upon the exercise of any right of conversion to issue fractional common shares in satisfaction of its obligations hereunder, and in such circumstance the number of common shares issued shall be rounded upward and no payment shall be made on account of any such fractional interest in a common share.

6.	Rights on Liquidation, Dissolution, etc.

In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of the Special LAC Shares shall be entitled, for each such share held by such holder, to receive out of the property and assets of the Corporation, before any amount shall be paid or any property or assets of the Corporation distributed to the holders of the common shares or any other shares of the Corporation ranking after the Special LAC Shares, $0.01 per share.

Thereafter, the holders of the Special LAC Shares and the holders of the common shares shall be entitled to share, pari passu, in any distribution of the remaining assets of the Corporation on the basis that the holders of the Special LAC Shares will be entitled to receive an amount per share equal to one one-thousandth of a percent (0.001%) of the aggregate amount of the assets available for distribution to the holders of the Special LAC Shares and the common shares, and the holders of the common shares will be entitled to receive the remaining amount of such assets. No distribution of the remaining assets shall be made to the holders of the common shares or the Special LAC Shares unless a distribution is also made to the other of them at the same time on the basis set out above.

7.	Restriction on Creation of Shares

So long as any of the Special LAC Shares are outstanding, the Corporation shall not, without the approval of the holders of the Special LAC Shares, create any additional Special LAC Shares.

8.	Purchase for Cancellation

The Corporation may, at any time and from time to time, purchase for cancellation the whole or any part of the Special LAC Shares at the lowest price at which, in the opinion of the directors, such shares are obtainable, with the consent of those holders of Special LAC Shares whose shares the Corporation is proposing to purchase (which consent may be unreasonably withheld); provided however that notwithstanding the foregoing all Special LAC Shares shall be purchased if so required pursuant to and in accordance with section 2.4 or 3.1.4 of the conversion and voting agreement made as of June 25, 2012 between the Corporation and Tenor KRY Coöperatief U.A.

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9.	Shareholder Approvals

In addition to the requirements of the Act, the rights, privileges, restrictions and conditions attaching to the Special LAC Shares may only be amended or modified with the prior approval of all the holders of the Special LAC Shares.

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